Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBestSM Announces First Quarter 2017 Results

•

First quarter 2017 revenue of $651.1 million, and a net loss of $7.4 million, or $0.29 per diluted share.  On a non-GAAP basis, a first quarter 2017 net loss of $5.8 million, or $0.22 per diluted share.

•	Higher first quarter Asset-Based revenue associated with healthy shipment growth and improved pricing
•	First quarter Asset-Light revenue and operating income increased versus the prior year

FORT SMITH, Arkansas, May 5, 2017 — ArcBestSM (Nasdaq: ARCB) today reported first quarter 2017 revenue of $651.1 million compared to first quarter 2016 revenue of $621.5 million.  The first quarter 2017 GAAP operating loss was $12.3 million compared to an operating loss of $9.3 million last year.  The net loss in this year’s first quarter was $7.4 million, or $0.29 per diluted share, compared to a  first quarter 2016 net loss of $6.1 million, or $0.24 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP net loss was $5.8 million, or $0.22 per diluted share, in first quarter 2017 compared to a  first quarter 2016 net loss of  $5.9 million, or $0.23 per diluted share. On a non-GAAP basis, the operating loss was $8.7 million in first quarter 2017 compared to a  first quarter 2016 operating loss of  $8.4 million. The consolidated non-GAAP operating results comparison was impacted by a $2.0 million increase in the “Other and eliminations” loss driven by previously highlighted investments in technology development toward enhancing the ArcBest customer experience and the ability to offer comprehensive transportation and logistics services across multiple operating segments.

“The first quarter – typically the most challenging of the year – saw revenue growth in both our Asset-Based and Asset-Light businesses but also experienced some changing freight characteristics on the less-than-truckload side and a degree of weaker demand, particularly in the truckload sector,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “Our enhanced market approach, in which we now offer most services under the ArcBest brand, became fully operational in the first quarter. We continue to see positive reception from customers about our heightened focus on meeting all of their supply chain needs. Customers also recognize the value we bring to their own businesses with our ability to manage even the most complex logistics challenges.”

Asset-Based

Results of Operations

First Quarter 2017 Versus First Quarter 2016

•	Revenue of $464.4 million compared to $439.1 million, a per-day increase of 4.9 percent.
•	Tonnage per day decrease of 0.7 percent.
•	Shipments per day increase of 5.7 percent.
•

Total billed revenue per hundredweight increased 6.3 percent and was positively impacted by changes in shipment profile and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the low-single digits.

•

Operating loss of $10.0 million and an operating ratio of 102.2 percent compared to an operating loss of $9.0 million and an operating ratio of 102.0 percent.  On a non-GAAP basis, an operating loss of $8.5 million and an operating ratio of 101.9 percent compared to an operating loss of $8.3 million and an operating ratio of 101.8 percent.

Despite a slight decrease in daily freight tonnage, first quarter revenue for ArcBest’s Asset-Based services improved versus the same period last year due to solid increases in revenue per hundredweight.  Asset-Based services maintained pricing discipline, and average shipment rates were positively impacted by changes in freight profile and increases in fuel surcharge.  Recent trends of Asset-Based shipment growth continued, resulting in the need for increased amounts of freight handling labor and purchased transportation resources.  Equipment repositioning costs continued to be meaningfully below last year while first quarter freight handling productivity improved slightly.  Though first quarter equipment maintenance expenses were higher, new replacement tractors, scheduled to be delivered throughout the second quarter, are expected to further improve linehaul equipment efficiencies, positively impact maintenance costs and contribute to lower city pickup and delivery costs.  Increased severity of healthcare claims unfavorably affected those costs during the quarter.  Asset-Based cost controls resulting from the enhanced market approach were in-line with expectations.

Asset-Light‡

Results of Operations

First Quarter 2017 Versus First Quarter 2016

•	Revenue of $193.1 million compared to $186.0 million.
•	Operating income of $1.9 million compared to operating income of $1.0 million. On a non-GAAP basis, operating income of $2.8 million compared to $1.0 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $6.3 million compared to Adjusted EBITDA of $4.7 million.

The increase in Asset-Light revenue was the result of growth in expedited services and the impact of additional dedicated truckload business related to a second half 2016 acquisition.  The improvement in non-GAAP operating income reflects cost management initiatives, including expense reductions associated with the previously announced corporate restructuring.  Net revenue margins were compressed as a result of increased market rates for purchased transportation.  Compared to a strong prior year quarter, ArcBest’s international revenue and margins were weaker due to the lingering effects of disruption in the ocean shipping market.  Though it handled fewer customer events, FleetNet’s first quarter operating income was comparable to last year because of improved labor efficiencies and positive changes in customer mix.

Closing Comments

“We remain cautiously optimistic that the 2017 operating environment will improve going forward,” said McReynolds. “Regardless of the environment, our entire team is singularly focused on delivering an excellent customer experience and broadening awareness of the full scope of solutions we provide.  This includes the recent launch of our new “Welcome to Simplistics” advertising campaign, in which we underscore and highlight ArcBest’s expert ability to simplify our customers’ supply chain challenges.”

Conference Call

ArcBest Corporation will host a conference call with company executives to discuss the 2017 first quarter results. The call will be today, Friday, May 5, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (800) 684-9134. Following the call, a recorded playback will be available through the end of the day on June 15, 2017. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21849557. The conference call and playback can also be accessed, through June 15, 2017, on ArcBest’s website at arcb.com.

About ArcBest

ArcBestSM (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We'll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2017 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. .

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBestSM and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2017	2016
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$651,088	$621,455

OPERATING EXPENSES	663,341	630,720

OPERATING LOSS	(12,253)	(9,265)

OTHER INCOME (COSTS)
Interest and dividend income	274	401
Interest and other related financing costs	(1,315)	(1,247)
Other, net	647	366
	(394)	(480)

LOSS BEFORE INCOME TAXES	(12,647)	(9,745)

INCOME TAX BENEFIT	(5,240)	(3,642)

NET LOSS	$(7,407)	$(6,103)

LOSS PER COMMON SHARE(1)
Basic	$(0.29)	$(0.24)
Diluted	$(0.29)	$(0.24)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,684,475	25,822,522
Diluted	25,684,475	25,822,522

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

(1)

ArcBest uses the two-class method for calculating earnings per share. This method, as calculated below for diluted earnings per share, requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET LOSS	$(7,407)	$(6,103)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS	(17)	(18)

ADJUSTED NET LOSS FOR CALCULATING LOSS PER COMMON SHARE	$(7,424)	$(6,121)

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2017	2016
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$82,253	$114,280
Short-term investments	56,984	56,838
Restricted cash	962	962
Accounts receivable, less allowances (2017 - $5,283; 2016 - $5,437)	258,931	260,643
Other accounts receivable, less allowances (2017 - $875; 2016 - $849)	18,687	22,041
Prepaid expenses	27,012	22,124
Prepaid and refundable income taxes	11,008	9,909
Other	8,226	4,300
TOTAL CURRENT ASSETS	464,063	491,097

PROPERTY, PLANT AND EQUIPMENT
Land and structures	330,909	324,086
Revenue equipment	742,394	743,860
Service, office, and other equipment	155,618	154,119
Software	123,857	120,877
Leasehold improvements	8,993	8,758
	1,361,771	1,351,700
Less allowances for depreciation and amortization	838,147	819,174
	523,624	532,526

GOODWILL	108,981	108,875
INTANGIBLE ASSETS, NET	79,371	80,507
DEFERRED INCOME TAXES	3,064	2,978
OTHER LONG-TERM ASSETS	65,380	66,095
	$1,244,483	$1,282,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$130,750	$133,301
Accrued expenses	190,829	198,731
Current portion of long-term debt	59,995	64,143
TOTAL CURRENT LIABILITIES	381,574	396,175

LONG-TERM DEBT, less current portion	167,075	179,530
PENSION AND POSTRETIREMENT LIABILITIES	37,541	35,848
OTHER LONG-TERM LIABILITIES	15,844	16,790
DEFERRED INCOME TAXES	50,773	54,680

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2017: 28,193,117 shares; 2016: 28,174,424 shares	282	282
Additional paid-in capital	316,802	315,318
Retained earnings	377,444	386,917
Treasury stock, at cost, 2,565,399 shares	(80,045)	(80,045)
Accumulated other comprehensive loss	(22,807)	(23,417)
TOTAL STOCKHOLDERS’ EQUITY	591,676	599,055
	$1,244,483	$1,282,078

Note:  The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2017	2016
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(7,407)	$(6,103)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	24,258	24,164
Amortization of intangibles	1,136	987
Pension settlement expense	1,957	900
Share-based compensation expense	1,731	1,709
Provision for losses on accounts receivable	442	82
Deferred income tax provision (benefit)	(4,197)	5,212
Gain on sale of property and equipment	(613)	(311)
Changes in operating assets and liabilities:
Receivables	3,345	9,569
Prepaid expenses	(5,174)	(3,998)
Other assets	(3,357)	(2,954)
Income taxes	(1,205)	(10,211)
Accounts payable, accrued expenses, and other liabilities	(9,155)	(6,706)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,761	12,340

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(12,273)	(13,357)
Proceeds from sale of property and equipment	1,692	2,435
Purchases of short-term investments	(6,223)	(15,745)
Proceeds from sale of short-term investments	6,125	7,840
Capitalization of internally developed software	(2,440)	(2,668)
NET CASH USED IN INVESTING ACTIVITIES	(13,119)	(21,495)

FINANCING ACTIVITIES
Payments on long-term debt	(17,297)	(11,066)
Net change in book overdrafts	(981)	(5,095)
Payment of common stock dividends	(2,066)	(2,088)
Purchases of treasury stock	—	(2,602)
Payments for tax withheld on share-based compensation	(325)	(178)
NET CASH USED IN FINANCING ACTIVITIES	(20,669)	(21,029)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(32,027)	(30,184)
Cash and cash equivalents and restricted cash at beginning of period	115,242	166,357
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$83,215	$136,173

NONCASH INVESTING ACTIVITIES
Equipment financed	$694	$1,947
Accruals for equipment received	$440	$8,486

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures.  We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses Adjusted EBITDA as a  key measure of performance and for business planning. The measure is particularly meaningful for analysis of the Asset-Light businesses, because they exclude amortization of acquired intangibles and software, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

Restructuring and Operating Segment Restatements. Certain restatements have been made to the prior year’s operating segment data to conform to the current year presentation, reflecting the realignment of the Company’s organizational structure as announced on November 3, 2016. Under the new structure, the segments previously reported as Premium Logistics (Panther), Transportation Management (ABF Logistics), and Household Goods Moving Services (ABF Moving) are consolidated as a single asset-light logistics operation under ArcBest. Segment revenues and expenses were adjusted to eliminate certain intercompany charges consistent with the manner in which they are reported under the new corporate structure. Certain intercompany charges among the previously reported Panther, ABF Logistics, and ABF Moving segments which were previously eliminated in the “Other and eliminations” line, are now eliminated within the ArcBest segment. There was no impact on the Company’s consolidated revenues, operating expenses, operating income, or earnings per share as a result of the restatements.

	Three Months Ended
	March 31
	2017	2016
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Loss
Amounts on GAAP basis	$(12,253)	$(9,265)
Restructuring charges, pre-tax(1)	1,631	—
Pension settlement expense, pre-tax	1,957	900
Non-GAAP amounts	$(8,665)	$(8,365)

Net Loss
Amounts on GAAP basis	$(7,407)	$(6,103)
Restructuring charges, after-tax(1)	991	—
Pension settlement expense, after-tax	1,196	550
Life insurance proceeds and changes in cash surrender value	(580)	(355)
Non-GAAP amounts	$(5,800)	$(5,908)

Diluted Loss Per Share
Amounts on GAAP basis	$(0.29)	$(0.24)
Restructuring charges, after-tax(1)	0.04	—
Pension settlement expense, after-tax	0.05	0.02
Life insurance proceeds and changes in cash surrender value	(0.02)	(0.01)
Non-GAAP amounts	$(0.22)	$(0.23)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended
	March 31
	2017		2016
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$(10,025)	102.2%	$(8,999)	102.0%
Restructuring charges(1)	140	—	—	—
Pension settlement expense	1,401	(0.3)	677	(0.2)
Non-GAAP amounts	$(8,484)	101.9%	$(8,322)	101.8%

Asset-Light

ArcBest
Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$901	99.4%	$8	100.0%
Restructuring charges(1)	810	(0.5)	—	—
Pension settlement expense	115	(0.1)	18	—
Non-GAAP amounts	$1,826	98.8%	$26	100.0%

FleetNet
Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$974	97.6%	$984	97.7%
Pension settlement expense	46	(0.1)	18	—
Non-GAAP amounts	$1,020	97.5%	$1,002	97.7%

Total Asset-Light
Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,875	99.0%	$992	99.5%
Restructuring charges(1)	810	(0.4)	—	—
Pension settlement expense	161	(0.1)	36	—
Non-GAAP amounts	$2,846	98.5%	$1,028	99.5%

Other and Eliminations
Operating Income (Loss) ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$(4,103)	135.7%	$(1,258)	164.8%
Restructuring charges(1)	681	(10.7)	—	—
Pension settlement expense	395	(6.2)	187	(5.2)
Non-GAAP amounts	$(3,027)	118.8%	$(1,071)	159.6%

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended
	March 31
	2017	2016
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net loss	$(7,407)	$(6,103)
Interest and other related financing costs	1,315	1,247
Income tax benefit	(5,240)	(3,642)
Depreciation and amortization	25,394	25,151
Amortization of share-based compensation	1,731	1,709
Amortization of net actuarial losses of benefit plans and pension settlement expense	3,037	2,069
Restructuring charges(1)	1,631	—
Consolidated Adjusted EBITDA	$20,461	$20,431

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended March 31
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$901	$3,366	$810	$5,077	$8	$3,465	$3,473
FleetNet	974	280	—	1,254	984	287	1,271
Total Asset-Light	$1,875	$3,646	$810	$6,331	$992	$3,752	$4,744

2)	Restructuring charges relate to the realignment of the Company’s organizational structure.
3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2017		2016
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$464,356		$439,063

ArcBest(1)	152,876		142,397
FleetNet	40,238		43,564
Total Asset-Light	193,114		185,961

Other and eliminations	(6,382)		(3,569)
Total consolidated revenues	$651,088		$621,455

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$304,843	65.7%	$296,162	67.4%
Fuel, supplies, and expenses	75,432	16.3%	66,689	15.2%
Operating taxes and licenses	11,869	2.6%	11,980	2.7%
Insurance	7,109	1.5%	6,466	1.5%
Communications and utilities	4,822	1.0%	4,372	1.0%
Depreciation and amortization	20,983	4.5%	20,392	4.6%
Rents and purchased transportation	46,608	10.0%	39,696	9.0%
Gain on sale of property and equipment	(617)	(0.1%)	(172)	—
Pension settlement expense(2)	1,401	0.3%	677	0.2%
Other	1,791	0.4%	1,800	0.4%
Restructuring costs(3)	140	—	—	—
Total Asset-Based	474,381	102.2%	448,062	102.0%

ArcBest(1)
Purchased transportation	121,919	79.8%	111,831	78.5%
Salaries, wages, and benefits	16,536	10.8%	18,581	13.1%
Supplies and expenses	5,286	3.5%	4,418	3.1%
Depreciation and amortization(4)	3,366	2.2%	3,465	2.4%
Other(2)	4,058	2.6%	4,094	2.9%
Restructuring costs(3)	810	0.5%	—	—
	151,975	99.4%	142,389	100.0%
FleetNet	39,264		42,580
Total Asset-Light	191,239		184,969

Other and eliminations(5)	(2,279)		(2,311)
Total consolidated operating expenses	$663,341		$630,720

OPERATING INCOME (LOSS)(2)
Asset-Based	$(10,025)		$(8,999)

ArcBest(1)	901		8
FleetNet	974		984
Total Asset-Light	1,875		992

Other and eliminations(5)	(4,103)		(1,258)
Total consolidated operating income (loss)	$(12,253)		$(9,265)

1)	The 2017 period includes the operations of Logistics & Distribution Services, LLC (“LDS”), which was acquired in September 2016.
2)

Consolidated and segment operating results for all periods presented were impacted by pension settlement expense. (See ArcBest Corporation - Consolidated and Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures tables previously presented.)

3)	Restructuring charges relate to the realignment of the Company’s organizational structure.
4)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
5)

“Other” corporate costs include $0.7 million of restructuring charges for the three months ended March 31, 2017. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table previously presented.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2017	2016	% Change
	(Unaudited)
Asset-Based

Workdays	64.0	63.5

Billed Revenue(1) CWT	$29.47	$27.72	6.3%

Billed Revenue(1) / Shipment	$355.86	$356.25	(0.1%)

Shipments	1,316,918	1,236,323	6.5%

Shipments / Day	20,577	19,470	5.7%

Tonnage (Tons)	795,175	794,472	0.1%

Tons / Day	12,425	12,511	(0.7%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2017
(Unaudited)
ArcBest

Expedite(2)
Revenue / Shipment	9.9%

Shipments / Day	(1.8%)

Truckload and Truckload - Dedicated(3)
Revenue / Shipment	2.7%

Shipments / Day	16.5%

2)	Expedite primarily represents the expedited operations which were previously reported in the Premium Logistics (Panther) segment.
3)

Truckload represents the brokerage operations and the Truckload – Dedicated represents the dedicated operations of LDS, both of which were previously reported in the Transportation Management (ABF Logistics) segment. Comparisons are impacted by the operations of LDS, which was acquired in September 2016.

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